Exhibit 10.11

Form of Performance Award Agreement
SOLAREDGE TECHNOLOGIES, INC.
2015 GLOBAL INCENTIVE PLAN
NOTICE OF GRANT OF AWARD OF PERFORMANCE‑BASED RESTRICTED STOCK UNITS
(ISRAELI AWARD AGREEMENT)

Notice of Grant
SolarEdge Technologies, Inc. (the “Company”) hereby grants to the Participant named below the number of performance‑based restricted stock units specified below (the “Award”).  Each performance-based restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.0001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the SolarEdge Technologies, Inc. 2015 Global Incentive Plan (the “Plan”), any Appendix or Subplan to the Plan applicable to you (the “Appendix”) and the Israeli Performance‑Based Restricted Stock Unit Award Agreement (the “Israeli Award Agreement”) promulgated under such Plan and Section 102 of the Israeli Income Tax Ordinance [NEW VERSION] 5721‑1961 (the “Ordinance”), each as amended from time to time.  Any applicable Appendix shall be treated as part of the Plan for purposes of this Award, and any references to the Plan in this Grant Notice or the Israeli Award Agreement shall include the Appendix. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Israeli Award Agreement and the Plan.
Participant Name:
Type of Award: Performance‑Based Restricted Stock Units (PRSUs) designated as Capital Gain Award (with Trustee) under Section 102 of the Ordinance and the rules and regulations promulgated thereunder.
Grant Date: _____________
Number of PRSUs:
Entitlement to PRSUs:
The number of PRSUs that will vest (if any) will be determined based on how the Company’s Total Shareholder Return (“TSR”) ranks in comparison to the companies that comprise the S&P 500 Index, excluding the Company, as of the first day of the Performance Period (the “Index Group”).
TSR Relative to the Index Group. Except as provided under “Change in Control” below, the number of PRSUs (if any) that vest will be determined based on the Company’s TSR relative to the TSRs of the Index Group during the Performance Period. The Performance Period will be the three-year period beginning on January 1,__________ and ending December 31,__________. The number of PRSUs that vest (if any) will be determined by multiplying the Applicable Percentage by the Target number of PRSUs. The Applicable Percentage will be determined as follows:

	Company TSR Percentile Rank within the Index Group	Applicable Percentage
	Less than 25th	0%
Threshold	25th	25%
Target	50th	100%
Maximum	75th or higher	150%

No PRSUs will be earned below the threshold level. Linear interpolation shall be used to determine the Applicable Percentage for achievement between the threshold and target performance levels and between the target and maximum performance levels specified above.  The “Company TSR Percentile Rank within the Index Group” will not be rounded to a whole number.

For purposes of the TSR calculations, both for the Company and for a member of the Index Group, the following additional rules shall apply. TSR will be calculated as change in share price during the Performance Period, including reinvestment of dividends for which the ex-dividend date occurs during the Performance Period (with reinvestment deemed to have occurred as of the ex-dividend date)[1] The beginning price for a share of common stock will be the simple average of the closing prices for that share of stock during the twenty (20) trading days falling on or after the first day of the Performance Period. The ending price for a share of common stock will be the simple average of the closing prices for that share of stock during the twenty (20) trading days falling on or before the last day of the Performance Period (or the date of a Change in Control, if applicable).   Appropriate adjustments to the TSR calculation shall be made to reflect stock dividends, splits and other transactions affecting the share, as determined by the Board or the Committee administering the Plan (the “Administrator”). Companies that are added to the S&P 500 Index after the beginning of the Performance Period and companies that cease to be publicly-traded before the end of the Performance Period (except for companies that file for bankruptcy during the Performance Period) shall not be considered as part of the Index Group. Companies that remain publicly-traded as of the end of the Performance Period but that cease to be part of the S&P 500 Index will be included in the Index Group. Companies that file for bankruptcy during the Performance Period will be treated as having -100% TSR.

All determinations regarding TSR performance, TSR ranking and the Applicable Percentage shall be made by the Administrator in its sole discretion and all such determinations, if not made in bad faith, shall be final and binding on all parties.

Vesting Schedule:

PRSUs, if any, will vest as of the date on which the Administrator certifies in writing the Company’s TSR percentile rank relative to the Index Group, subject to Continuous Service through the end of the Performance Period. This certification shall be made no later than sixty (60) days following the end of the Performance Period and settlement of the PRSUs in the form of the Company’s common stock shall occur upon vesting and certification.

Termination Prior to a Change in Control
Upon termination due to death or Disability prior to the completion of the Performance Period, Participant shall immediately vest in the Target Number of PRSUs. If Participant ceases Continuous Service for any other reason during the Performance Period, the entire Award will immediately terminate. Upon termination for any reason (other than a termination for Cause) following completion of the Performance Period but prior to certification of the Company’s TSR percentile rank, Participant shall vest in the number of PRSUs based on the Applicable Percentage determined by the Administrator on the date on which the Administrator certifies in writing the Company’s TSR percentile rank notwithstanding Participant’s termination of Continuous Service prior to such date. Upon a termination for Cause following completion of the Performance Period but prior to certification of the Company’s TSR percentile rank, the entire Award will immediately terminate.

Change in Control
In the event that a Change in Control occurs prior to the completion of the Performance Period, the PRSUs shall be converted into time-based restricted stock units based on performance through the date of the Change in Control that will vest in full on December 31,_______ subject to Continuous Service through such date, or on the date of death, Qualified Retirement, or Disability, if sooner. In the event of a termination by the Company without Cause within 12 months following the date of the Change in Control, any unvested time-based restricted sock units will accelerate on the date of such termination. If Participant ceases Continuous Service for any other reason at or after the date of a Change in Control, the entire Award will immediately terminate. Notwithstanding any other provision of this Award, if the Successor Corporation does not agree to assume or substitute the converted time-based restricted stock units, the PRSUs will vest immediately prior to the consummation of the Change in Control based on performance through the date of the Change in Control, subject to Continuous Service through such date.

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan, the Appendix and the Israeli Award Agreement, all of which are attached hereto and incorporated herein by this reference.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan, the Appendix or the Israeli Award Agreement, as the case may be. You and the Company further agree that the Performance-Based Restricted Stock Units and the Shares underlying the same are granted under and governed by Section 102(b)(2) of the Ordinance and the rules and regulations promulgated in connection therewith and the trust agreement signed between the Company and its Affiliate the Trustee  (the “Trust Agreement”), a copy of which has been provided to you or made available for your review.

You further acknowledge that your rights to any Performance-Based Restricted Stock Units will be earned and become vested only as you provide Continuous Service to the Company over time as provided under the terms of this Award, that the grant of this Award is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be  required by the terms of a Separate Agreement or in compliance with governing public law.

Furthermore, by executing this Notice, you agree that the Performance-Based Restricted Stock Units and to the extent applicable, the Shares, will be issued to the Trustee to be held by Trustee for your benefit, pursuant to the terms of Section 102 of the Ordinance and the Trust Agreement. You hereby confirm that you are familiar with the terms and provisions of Section 102 of the Ordinance, particularly the Capital Gain Track described in subsection (b)(2) thereof, and you agree that you will not require the Trustee to release the Performance-Based Restricted Stock Units or Shares to you, or to sell the Award or Shares to a third party, during the required Holding Period, unless permitted to do so by applicable law.

“COMPANY”

SolarEdge Technologies, Inc.

Manager Name: Ariel Porat

Manager Title: CFO

Manager Signature: ____________________________
Date:  _____________________

“PARTICIPANT”
Employee Name: ___________________
Employee Signature:   ____________________
Date: ________________________________________